UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2014

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 20, 2014, Cytokinetics, Incorporated issued a press release providing a program update relating to tirasemtiv, the company’s lead drug candidate from its skeletal muscle contractility program. The company announced that it has completed its review of results from BENEFIT-ALS (Blinded Evaluation of Neuromuscular Effects and Functional Improvement with Tirasemtiv in ALS) and has concluded that effects observed on Slow Vital Capacity (SVC) in patients treated with tirasemtiv are robust and potentially clinically meaningful. In addition, following consultation with clinical and statistical experts, the company believes that data from BENEFIT-ALS support progression of tirasemtiv to a potential Phase III clinical trial in patients with amyotrophic lateral sclerosis (ALS). The company also announced that it has begun regulatory interactions with the U.S. Food and Drug Administration (FDA) regarding results from BENEFIT-ALS and has received initial feedback from the FDA. The company believes that effects on SVC could be a Phase III clinical trial endpoint and could support registration of tirasemtiv as a potential treatment for patients with ALS. As a result, Cytokinetics has initiated planning for a potential Phase III clinical trial of tirasemtiv that could begin in 2015.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

October 20, 2014	By:	/s/ Sharon Barbari
	Name:	Sharon Barbari
	Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 20, 2014